Exhibit 10.1

ESCROW AGREEMENT

This Escrow Agreement is entered into as of May _____, 2007, by and among Modigene Inc. (formerly known as LDG, Inc.), a Nevada corporation (the “Parent”), Abraham Havron (“Havron”) and Shai Novik (“Novik”) (Havron and Novik shall be referred to individually as an “Indemnification Representative” and collectively as the “Indemnification Representatives”) and Gottbetter & Partners, LLP (the “Escrow Agent”).

WHEREAS, the Parent has entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Modigene Inc., a Delaware corporation (the “Company”), dated as of the date of this Agreement, (i) pursuant to which a wholly-owned subsidiary of the Parent will merge with and into the Company, with the Company surviving the merger and (ii) as a result of which the Company will become a wholly-owned subsidiary of the Parent (capitalized terms used in this Agreement without definition shall have the respective meanings given them in the Merger Agreement);

WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the indemnification obligations of the Company Stockholders (collectively, and including the permitted assigns of the Company Stockholders, the “Indemnifying Stockholders”) to the Parent; and

WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Consent of Company Stockholders. The Indemnifying Stockholders have, by virtue of their approval of the Merger Agreement consented to: (a) the establishment of this escrow to secure the Indemnifying Stockholders’ indemnification obligations under Article 6 of the Merger Agreement in the manner set forth herein, (b) the appointment of the Indemnification Representative as their representatives for purposes of this Agreement and as attorneys-in-fact and agents for and on behalf of each Indemnifying Stockholder, and the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

2. Escrow and Indemnification.

(a) Escrow of Shares. Simultaneously with the execution of this Agreement, the Parent shall deposit with the Escrow Agent a certificate for 679,428 shares of common stock of the Parent, as determined pursuant to Section 1.5(b) of the Merger Agreement, issued in the name of the Escrow Agent or its nominee. The Escrow Agent hereby acknowledges receipt of such stock certificate. The shares deposited with the Escrow Agent pursuant to the first sentence of this Section 2(a) are referred to herein as the “Escrow Shares.” The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Escrow Shares in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Agreement.

(b) Indemnification. The Indemnifying Stockholders have agreed in Section 6.1 of the Merger Agreement to indemnify and hold harmless the Parent from and against specified Damages (as defined in Section 6.1 of the Merger Agreement). The Escrow Shares shall be security for such indemnity obligation of the Indemnifying Stockholders, subject to the limitations, and in the manner provided, in this Agreement and in the Merger Agreement.

(c) Dividends, Etc. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent or its nominee, and shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be distributed by the Escrow Agent to the Indemnifying Stockholders in accordance with Section 3(c).

(d) Voting of Shares. The Indemnification Representative shall have the right, in its sole discretion, on behalf of the Indemnifying Stockholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Indemnification Representative shall have no obligation to solicit consents or proxies from the Indemnifying Stockholders for purposes of any such vote.

(e) Transferability. The respective interests of the Indemnifying Stockholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Parent, and no such assignment or transfer shall be valid until such notice is given.

3. Distribution of Escrow Shares.

(a) The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Parent and the Indemnification Representative and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Parent or the Indemnification Representative, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares, or (iii) the provisions of Section 3(b) hereof.

(b) Within five business days after May ____, 2009 (the “Termination Date”), the Escrow Agent shall distribute to the Indemnifying Stockholders all of the Escrow Shares then held in escrow, registered in the name of the Indemnifying Stockholders (subject to the provisions of Section 3(e)). Notwithstanding the foregoing, if the Parent has previously delivered to the Escrow Agent a copy of a Claim Notice and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, or if the Parent has previously delivered to the Escrow Agent a copy of an Expected Claim Notice, and the Escrow Agent has not received written notice of the resolution of the anticipated claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date such number of Escrow Shares as have a Value (as defined in Section 6.3(c) of the Merger Agreement) equal to the Claimed Amount covered by such Claim Notice or equal to the estimated amount of Damages set forth in such Expected Claim Notice, as the case may be. Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) of this Agreement.

(c) Any distribution of all or a portion of the Escrow Shares (or cash or other property pursuant to Section 2(c)) to the Indemnifying Stockholders shall be made by delivery of stock certificates issued in the name of the Indemnifying Stockholders covering such percentage of the Escrow Shares being distributed as is calculated in accordance with the percentages set forth opposite such holders’ respective names on Attachment A attached hereto. Distributions to the Indemnifying Stockholders shall be made by mailing stock certificates to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Indemnifying Stockholders pursuant to this Agreement. Instead, the number of shares that each Indemnifying Stockholder shall receive shall be rounded to the nearest whole number (with 0.5 shares rounded to the nearest whole number; provided, that the Indemnification Representative shall have the authority to effect such rounding in such a manner that the total number of whole Escrow Shares to be distributed equals the number of Escrow Shares then held in the Escrow Account).

(d) The Parent shall include in any Expected Claim Notice delivered under the Merger Agreement the Parent’s estimate of the amount of Damages reasonably anticipated to be incurred in connection therewith. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Parent, the Parent shall promptly so notify the Company Stockholders; and if the Parent has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date with respect to such Expected Claim Notice, the Company Stockholders and the Parent shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Company Stockholders in accordance with the terms of the Escrow Agreement.

(e) The Parent will, or will cause its transfer agent to, provide the Escrow Agent with share certificates registered in the name of the Indemnifying Stockholders so as to permit the Escrow Agent to satisfy its obligation to distribute stock certificates under Section 3(b) and deliver stock certificates under Section 3(c).

4. [Intentionally omitted]

5. Expenses of Escrow Agent. The Parent shall pay all of the reasonable expenses of the Escrow Agent incurred in connection with the services to be rendered by the Escrow Agent under this Agreement, promptly upon presentation of an invoice and supporting documentation in connection therewith.

6. Limitation of Escrow Agent’s Liability.

(a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

(b) The Parent will indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder.

7. Liability and Authority of Indemnification Representative; Successors and Assignees.

(a) The Indemnification Representative shall not incur any liability to the Parent, the Escrow Agent or the Indemnifying Stockholders with respect to any action taken or suffered by them in reliance upon any note, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence. The Indemnification Representative may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and the Indemnification Representative shall not be liable to the Parent, the Escrow Agent or the Indemnifying Stockholders for anything done, omitted or suffered in good faith by the Indemnification Representative based on such advice.

(b) In the event of the death or permanent disability of the Indemnification Representative, or any resignation as an Indemnification Representative, a successor Indemnification Representative shall be appointed by the other person comprising the Indemnification Representative or, absent its appointment, a successor Indemnification Representative shall be elected by a majority vote of the Indemnifying Stockholders, with each such Indemnifying Stockholder (or his, her or its successors or assigns) to be given a vote equal to the number of votes represented by the shares of stock of the Company held by such Indemnifying Stockholder immediately prior to the effective time of the share purchase under the Merger Agreement. Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Indemnification Representative, and the term “Indemnification Representative” as used herein shall be deemed to include successor Indemnification Representative.

(c) The Indemnification Representative shall have full power and authority to represent the Indemnifying Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by the Indemnification Representative hereunder shall be binding upon the Indemnifying Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Indemnification Representative shall have full power and authority to interpret all of the terms and provisions of this Agreement and Article VI of the Merger Agreement, to compromise any claims asserted hereunder or under Article VI of the Merger Agreement and to authorize any release of the Escrow Shares to be made with respect thereto, on behalf of the Indemnifying Stockholders and their successors.

(d) The Escrow Agent may rely on the Indemnification Representative as the exclusive agent of the Indemnifying Stockholders under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in good faith reliance thereon.

8. [Intentionally omitted]

9. Termination. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided that the provisions of Sections 6 and 7 shall survive such termination.

10. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

If to the Parent:

Modigene Inc.
8000 Towers Crescent Drive, Suite 1300
Vienna, Va. 22182
Attn: Abraham Havron, Chief Executive Officer
Facsimile: 703-288-0070

If to the Indemnification Representatives:

Abraham Havron
Shai Novik
Modigene Inc.
8000 Towers Crescent Drive, Suite 1300
Vienna, Va. 22182
Facsimile: 703-288-0070

With a copy (in the case of either a notice to the Parent or the Indemnification Representatives) to:

If before or on May 29, 2007:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
333 West Wacker Drive, Suite 2700
Chicago, IL 60606
Attn: Gretchen Trofa, Esq.
Facsimile: (312) 984-3150

After May 29, 2007:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, IL 60606
Attn: Gretchen Trofa, Esq.
Facsimile: (312) 984-3150

If to the Escrow Agent:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Attn: Adam S. Gottbetter, Esq.
Facsimile: (212) 400-6901

Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 10.

11. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days prior to the date when such resignation shall take effect. The Parent may appoint a successor Escrow Agent without the consent of the Indemnification Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Indemnification Representative, which shall not be unreasonably withheld. If, within such notice period, the Parent provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 11 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

12. General.

(a) Governing Law; Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

(b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Entire Agreement. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

(d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

(e) Amendment. This Agreement may be amended only with the written consent of the Parent, the Escrow Agent and the Indemnification Representative.

(f) Consent to Jurisdiction and Service. The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of New York and of any Federal court located in said State in connection with any actions or proceedings brought against any party hereto by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such party, at their respective addresses in accordance with Section 10 hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

MODIGENE INC.

By:
Name: Peter L. Coker
Title: President

Abraham Havron, in his capacity as an Indemnification Representative

Shai Novik, in his capacity as an Indemnification Representative

GOTTBETTER & PARTNERS, LLP

By:
Name: Adam S. Gottbetter, Esq.
Title: Partner

ATTACHMENT A

Indemnifying Stockholder	Percentage

[to come]